EXHIBIT 99.1



FOR IMMEDIATE RELEASE:

For Additional Information Contact:

         David B. Barbour, President and Chief Executive Officer
         Lisah Frazier, Chief Operating Officer and Chief Financial Officer
         (606) 326-2800
         Fax (606 ) 326-2801



            CLASSIC BANCSHARES, INC. ANNOUNCES THE COMPLETION OF THE
              ACQUISITION OF FIRST FEDERAL FINANCIAL BANCORP, INC.


         Ashland, Kentucky, June 20, 2003 -- Classic Bancshares, Inc. (NASDAQ -
CLAS), the financial holding company for Classic Bank, today announced the completion of its acquisition of First Federal Financial Bancorp (OTCBB:FFFB) and its subsidiary, First Federal Savings Bank of Ironton, Ohio. Classic Bancshares, Inc. will issue a total of approximately 228,706 shares and pay a total of approximately $5.6 million in cash to the former stockholders of First Federal Financial Bancorp, Inc.

         As a result of the acquisition, Classic Bank will operate from 10 locations in Kentucky and Ohio.


                                     - END -